UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2005

Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

     Grants of Restricted Stock.

     On February 9, 2005, the Company granted the following number of shares of restricted stock to the following executive officers of the Company under the 1998 Stock Incentive Plan, a copy of which was previously filed as exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2002 and is incorporated herein by reference, and the Executive Restricted Stock Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The shares of restricted stock vest 25% each year over a four year period.

NAME	SHARES
James E. O’Connor	24,000
Tod C. Holmes	16,000
Michael J. Cordesman	16,000
David A. Barclay	16,000

     On February 9, 2005, the Company granted the following number of shares of restricted stock to the following executive officers of the Company under the 1998 Stock Incentive Plan and the Executive Restricted Stock Agreement, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. As these grants were made in lieu of salary increases, the shares of restricted stock vest and become exercisable on January 1, 2006.

NAME	SHARES
James E. O’Connor	4,000
Tod C. Holmes	2,000
Michael J. Cordesman	2,000
David A. Barclay	2,000

     Grant of Stock Units. On February 9, 2005, the Company granted the following stock units to its directors under the 1988 Stock Incentive Plan and the Non-Employee Director Stock Unit Agreement, a form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

NAME	UNITS
John W. Croghan	4,000 units
Harris W. Hudson	4,000 units
W. Lee Nutter	4,000 units
Ramon A. Rodriguez	4,000 units
Allan C. Sorensen	4,000 units
Michael W. Wickham	4,000 units

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Agreement

10.2	Form of Executive Restricted Stock Agreement

10.3	Form of Non-Employee Director Stock Unit Agreement

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2005	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Agreement

10.2	Form of Executive Restricted Stock Agreement

10.3	Form of Non-Employee Director Stock Unit Agreement